Exhibit 99.2

BreitBurn Energy Partners L.P. Announces the Retirement of

Randall H. Breitenbach as President and Appointment of Mark L. Pease as President and COO

LOS ANGELES, November 6, 2012 -- BreitBurn Energy Partners L.P. (NASDAQ:BBEP) today announced that Randall H. Breitenbach, co-founder of the predecessor to BreitBurn Energy Partners L.P. (the “Partnership”), is retiring from his position as President and will serve as a non-executive director and Vice Chairman of the Board of the Partnership. Mark L. Pease, the Partnership’s Executive Vice President and Chief Operating Officer has been elected to the office of President and Chief Operating Officer. These changes will be effective December 31, 2012.

“Randy’s leadership has been integral to the Partnership’s significant achievements since we founded its predecessor in 1988 and completed the Partnership’s initial public offering in 2006. One of the first publicly traded E&P MLPs, BreitBurn Energy Partners has grown to an enterprise value of approximately $2.5 billion with operations spanning seven states,” said CEO Hal Washburn.

Randy Breitenbach said: “It has been a tremendous journey working alongside Hal in building this business and seeing the growth trajectory it has achieved over the past 25 years. We started with two wells in California and after more than two decades of making strategic acquisitions and successfully developing our assets, we now have thousands of wells across the nation, over 400 employees, significant financial flexibility, and an exceptional team leading the business. Today, we are better positioned to capitalize on future growth opportunities than ever before. Although I am stepping down as President, I look forward to serving as Vice Chairman of the Board and remain committed to the Partnership’s future success.”

Upon Mr. Breitenbach’s retirement, Mr. Pease will be named President and will continue in his role as COO. Mark Pease has been Executive Vice President and COO of the Partnership since December 2007. Prior to joining the Partnership, Mr. Pease served in a variety of senior positions for Anadarko Petroleum including Senior Vice President, North America where he had responsibility for exploration and production in North America.

Hal Washburn, CEO, said: “Mark has more than 30 years of industry experience and spent 15 years in senior leadership roles at Anadarko before joining BreitBurn. Mark’s leadership has played a key role in BreitBurn’s growth and operational excellence and I’m confident that he will continue to excel as President and COO.”

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, California, Texas, Florida, Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements. See "Risk Factors" in the Partnership's Annual Report filed on Form 10-K and other public filings and press releases.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Jessica Tang

Investor Relations

(213) 225-0210

BBEP-IR